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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Rural Cellular Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

RURAL CELLULAR CORPORATION
3905 Dakota Street S.W.
Alexandria, Minnesota 56308

April 20, 2006
Dear Shareholder:
On behalf of the Board of Directors and management of Rural Cellular Corporation, it is my pleasure to invite you to the annual meeting of shareholders.
The annual meeting will be held on Thursday, May 25, 2006, at the Holiday Inn of Alexandria, 5637 Hwy 29 South, Alexandria, Minnesota, at 10:00 a.m., Minnesota time. At the meeting, we will vote on the matters described in the attached proxy statement and notice of annual meeting of shareholders.
I urge you to read the enclosed Notice of Annual Meeting and Proxy Statement so that you may be informed about the business to come before the meeting. It is also important that you complete and sign the enclosed proxy. RCC is your company, and I strongly urge you to exercise your right to vote. Included with the Proxy Statement is Rural Cellular Corporation’s Annual Report for fiscal year 2005.
Please mark, sign and return your proxy(ies) promptly in the enclosed envelope, which requires no postage if mailed in the United States. You may also cast your vote electronically via the Internet by following the detailed instructions on the proxy card. Please return your proxy or cast your vote electronically even if you plan to attend the meeting.
On behalf of the Board of Directors and management, I thank you for your participation by voting and for your continued support of and interest in Rural Cellular Corporation.
We hope that you will be able to attend the meeting and look forward to seeing you there.
Sincerely,
Richard P. Ekstrand
President and Chief Executive Officer

Notice of Annual Meeting of Shareholders
May 25, 2006

Please take notice that the annual meeting of the shareholders of Rural Cellular Corporation, a Minnesota corporation, will be held at the Holiday Inn of Alexandria, 5637 Hwy 29 South, Alexandria, Minnesota, at 10:00 a.m., Minnesota time. At the meeting, holders of RCC’s common stock will consider and vote upon the following matters:

•	the election of two Class III directors, each for a three-year term expiring in 2009;

•	the ratification of Deloitte & Touche LLP as our independent auditors; and

•	the approval of a new incentive plan.
In addition, the Class M preferred shareholders and the Senior Preferred Shareholders, each voting separately as a group, will each elect two directors for terms expiring in 2007.
The Board of Directors of RCC has fixed the close of business on March 27, 2006, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. The transfer books of RCC will not be closed.
You are urged to complete, date, sign, and return the accompanying proxy card in the enclosed, self-addressed envelope or to vote electronically via the Internet as described on the proxy card. In addition, please attend the annual meeting if you can do so.
By Order of the Board of Directors
Ann K. Newhall
Secretary
Dated: April 20, 2006

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Solicitation and Revocation of Proxies	3

Voting Rights	4

Board Recommendations	4

Ownership of Voting Securities	5

Item No. 1: Election of Directors	8

Item No. 2: Ratification of Deloitte & Touche LLP as Independent Auditors	11

Item No. 3: Approval of 2006 Omnibus Incentive Plan	12

Executive Compensation	18

Certain Transactions	23

Other Matters	24

Shareholder Proposals for 2007 Annual Meeting	24

Copies of Report on Form 10-K	24

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RURAL CELLULAR CORPORATION
3905 Dakota Street S.W.
Alexandria, Minnesota 56308
PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
May 25, 2006
Solicitation and Revocation of Proxies
The accompanying proxy is solicited by the board of directors of Rural Cellular Corporation in connection with the annual meeting of its shareholders, which will be held on May 25, 2006, and any adjournments thereof. Unless the context otherwise requires, all references to the “Company,” “we,” “us,” and “RCC” refer to Rural Cellular Corporation and its subsidiaries.
RECORD DATE
You may vote if you were a shareholder of record on March 27, 2006.
HOW TO VOTE
By signing and returning the enclosed proxy card or voting electronically via the Internet, you will be giving your proxy to our Board of Directors and authorizing them to vote your shares.
HOW YOUR PROXY WILL BE VOTED
Your shares will be voted in accordance with your instructions. If you do not give any voting instructions, your proxy, subject to the following, will be voted FOR the election of the directors nominated by the Board, FOR the ratification of Deloitte & Touche LLP as our independent auditors, and FOR the approval of the 2006 Omnibus Incentive Plan.
HOW TO REVOKE YOUR PROXY
You have the power to revoke your grant of proxy at any time prior to the convening of the annual meeting. Revocation must be in writing, signed in exactly the same manner as the proxy, and dated. Revocations of proxy will be honored if received at our offices, addressed to Ann K. Newhall, Secretary, on or before May 24, 2006. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers, who will be present at the meeting. Revocation may also be effected by delivery of an executed, later dated proxy prior to the convening of the annual meeting. Unless revoked, all properly executed or electronically submitted proxies received in time will be voted.
ABSTENTIONS
If you abstain from voting as to any matter, then your shares will be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal.
BROKER NON-VOTES
If a broker turns in a “non-vote” proxy, indicating a lack of voting instruction by the beneficial holder of the shares and lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.
COSTS OF SOLICITATION
We will pay for costs of soliciting proxies, including the costs of preparing and mailing the notice of annual meeting of shareholders and this proxy statement. Solicitation will be primarily by mailing this proxy statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by our officers or other employees, who will receive no special compensation for their services. We may reimburse brokers, banks, and others holding shares in their names for others for the costs of forwarding proxy material to, and obtaining proxies from, beneficial owners.
      Copies of this proxy statement and proxies will first be mailed to shareholders on or about April 20, 2006.

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Voting Rights
Only shareholders of record at the close of business on March 27, 2006 are entitled to notice of and to vote at the annual meeting or any adjournment thereof. As of that date, there were issued and outstanding 13,808,549 shares of Class A Common Stock, 427,334 shares of Class B Common Stock, and 110,000 shares of Class M Convertible Preferred Stock. Each holder of record of Class A Common Stock is entitled to one vote for each share registered in his or her name as of the record date, and each holder of record of Class B Common Stock is entitled to ten votes for each share registered in his or her name as of the record date. In addition, the holders of the Class M Convertible Preferred Stock are permitted to vote with the holders of the common stock on an as-converted basis. As of March 27, 2006, these holders are entitled to a total of 2,181,239 votes at the annual meeting. No shareholder will have appraisal rights or similar dissenter’s rights as a result of any matters expected to be voted on at the meeting. The presence in person or by proxy of holders of a majority of the voting power represented by the outstanding shares of the Class A and Class B Common Stock, in the aggregate, entitled to vote at the annual meeting will constitute a quorum for the transaction of business.
      The following table shows certain information relating to outstanding shares and voting rights as of the record date:

	Shares	Votes	Votes
Class of Stock	Outstanding	Per Share	Per Class

Class A Common Stock	13,808,549	1	13,808,549
Class B Common Stock	427,334	10	4,273,340
Class M Convertible Preferred Stock(1)	2,181,239	1	2,181,239

Total	16,417,122		20,263,128

(1) Reflects voting rights on an as-converted basis
Board Recommendations
Our board of directors recommends that you vote FOR the election of directors nominated by the Board, FOR the ratification of Deloitte & Touche LLP as independent auditors, and FOR approval of the 2006 Omnibus Incentive Plan.
      Directors are elected by plurality of the votes cast, in person or by proxy, at the annual meeting, which means that the two nominees for Class III directors receiving the highest number of votes will be elected. Because there are only two Class III nominees, each will be elected if he receives any number of votes. If you do not wish to have your shares voted for a particular nominee, you may withhold authority as indicated on the proxy card. For all other matters, approval requires the affirmative vote by holders of at least a majority of the voting power of the shares voting on such matter.

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Ownership of Voting Securities
Common Stock. The following table sets forth information provided to us by the holders, or contained in our stock ownership records, regarding beneficial ownership of our common stock as of March 27, 2006 (except as otherwise noted) by:

•	each person known by us to be the beneficial owner of more than 5% of any class of our outstanding common stock;
•	each Named Executive Officer (as defined in the rules of the Securities and Exchange Commission);
•	each director and nominee as a director; and
•	all directors and executive officers as a group.
     Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed. A “currently exercisable” option is an option exercisable as of, or becoming exercisable within 60 days following, the record date.

	Class A		Class B
					Percentage
Name and Address	Number	Percentage	Number	Percentage	of Combined
of Beneficial Owner	of Shares	of Class	of Shares	of Class	Voting Power

Kevin Douglas (1)	1,919,000	13.9%	—	—	9.5%
1101 Fifth Avenue, Suite 360 San Rafael, CA 94901

Madison Dearborn Partners (2)	1,122,119	7.5	—	—	5.5
Three First Plaza, Suite 330 Chicago, IL 60602

Knickerbocker Partners LLC (3)	1,033,761	7.5	—	—	5.1
708 3rd Avenue, 6th Floor New York, NY 10017

Philippe Laffont (4)	778,305	5.6	—	—	3.8
126 East 56th Street New York, NY 10022

Boston Ventures Management, Inc. (5)	758,580	5.2	—	—	3.7
One Federal Street 23rd Floor Boston, MA 02110

Telephone and Data Systems, Inc. (6)	586,799	4.2	132,597	31.0%	9.4
30 North LaSalle Street Chicago, IL 60602

Arvig Enterprises, Inc.	—	—	121,664	28.5	6.0
160 2nd Ave. S.W. Perham, MN 56573

Garden Valley Telephone Co.	85,418	*	45,035	10.5	2.6
201 Ross Avenue Erskine, MN 56535

North Holdings, Inc.	97,276	*	32,708	7.7	2.1
P.O. Box 211 Lowry, MN 56349

Rothsay Telephone Co.	—	—	28,607	6.7	1.4
137 1st Street NW Rothsay, MN 56579

Gardonville Coop	—	—	26,200	6.1	1.3
P. O. Box 187 Brandon, MN 56315

Richard P. Ekstrand (7)	504,830	3.6	32,708	7.7	4.0

Anthony J. Bolland (5)	758,580	5.2	—	—	3.7

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	Class A		Class B
					Percentage
Name and Address	Number	Percentage	Number	Percentage	of Combined
of Beneficial Owner	of Shares	of Class	of Shares	of Class	Voting Power

James V. Continenza (8)	5,250	*	—	—	*

Paul J. Finnegan (2)	1,122,119	7.5%	—	—	5.5%

Jacques Leduc (8)	5,250	*	—	—	*

Ann K. Newhall (9)	286,047	2.0	—	—	1.4

George M. Revering (10)	125,350	*	—	—	*

Wesley E. Schultz (11)	257,660	1.8	—	—	1.3

Don C. Swenson (10)	31,500	*	—	—	*

George W. Wikstrom (12)	59,723	*	—	—	*

David J. Del Zoppo (13)	57,344	*	—	—	*

All directors and executive officers as a group (11 persons) (14)	3,213,653	19.3	32,708	7.7	16.6

   *  Denotes less than 1%.

(1)	Based on Schedule 13G/ A dated February 13, 2006, filed jointly on behalf of Kevin Douglas, Michelle Douglas, the Douglas Family Trust, the James Douglas and Jean Douglas Irrevocable Descendants’ Trust, the Estate of Cynthia Douglas, and James E. Douglas III.

(2)	Based on Schedule 13D dated April 13, 2000 (the “April 2000 13D”) filed jointly by Boston Ventures Company V, L.L.C., Boston Ventures Limited Partnership V, Madison Dearborn Capital Partners III, L.P., Madison Dearborn Partners III, L.P., Madison Dearborn Partners, LLC, Madison Dearborn Special Equity III, L.P., Special Advisors Fund I, LLC, The Toronto-Dominion Bank, Toronto Dominion Holdings (U.S.A.), Inc. and Toronto Dominion Investments, Inc. Reflects 1,090,619 shares of Class A common stock into which the 55,000 shares of Class M convertible preferred stock held by certain affiliates of Madison Dearborn Partners, LLC may be converted. The shares of Class M preferred stock may vote on all matters submitted for a vote of the holders of the common stock on an as-converted basis. Also includes 31,500 shares of Class A common stock that may be issued upon exercise of currently exercisable options. Paul J. Finnegan is a Managing Director of Madison Dearborn Partners, Inc., an affiliate of Madison Dearborn Partners, LLC.

(3)	Based on Schedule 13G/ A dated February 14, 2006, filed jointly by Marc Buchheit and Knickerbocker Partners LLC.

(4)	Based on Schedule 13G/ A dated February 14, 2006.

(5)	Based on the April 2000 13D. Reflects 727,080 shares of Class A common stock into which 36,667 shares of Class M convertible preferred stock owned by Boston Ventures Limited Partnership V may be converted. The shares of Class M preferred stock may vote on all matters submitted for a vote of the holders of the common stock on an as-converted basis. Also includes 31,500 shares of Class A common stock that may be issued upon exercise of currently exercisable options. Anthony J. Bolland is a general partner of Boston Ventures Management, Inc., an affiliate of Boston Ventures Limited Partnership V.

(6)	Based on Schedule 13G/ A dated February 14, 2006, filed jointly by Telephone and Data Systems, Inc., Arvig Telephone Company, Mid- State Telephone Company, United States Cellular Corporation, United States Cellular Investment Company, TDS Telecommunications Corporation, USCCI Corporation, TDSI Telecommunications Corporation, and The Trustees of the TDS Voting Trust.

(7)	Includes 97,276 shares of Class A common stock and 32,708 shares of Class B common stock owned by North Holdings, Inc., of which Mr. Ekstrand is the sole shareholder and president, and 500 shares of Class A common stock held by or on behalf of one of Mr. Ekstrand’s children. Also includes 332,943 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(8)	Includes 5,250 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(9)	Includes 245,485 shares of Class A common stock that may be purchased upon exercise of currently exercisable options. Also includes 5,000 shares of Class A common stock held by Ms. Newhall’s spouse and 1,000 shares of Class A common stock held in an IRA account.

(10)	Includes 31,500 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(11)	Includes 201,985 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(12)	Includes 28,233 shares of Class A common stock owned by Wikstrom Telephone Company, Inc., of which Mr. Wikstrom is a shareholder and Vice President. Mr. Wikstrom disclaims beneficial ownership of these shares. Also includes 31,500 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

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(13)	Includes 48,614 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(14)	Includes 1,817,699 shares of Class A common stock into which 91,667 shares of Class M convertible preferred stock may be converted and 997,027 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.
Senior Exchangeable Preferred Stock. Because we have failed to pay the dividends on our 11 3/8 % Senior Exchangeable Preferred Stock (“Senior Preferred”) for six quarters, the holders of such shares have the right to elect two members of our board of directors. These directors would be in addition to the directors elected by the holders of the common stock and the Class M preferred stock. Based upon information available to us, we are aware of the following holders (other than custodians) of more than five percent of the shares of Senior Preferred stock currently outstanding.

Name and Address	Number	Percentage
of Beneficial Owner	of Shares	of Class

Iridian Asset Management, LLC	10,000	6.9%
276 Post Road West Westport, CT 06880

OppenheimerFunds, Inc.	8,187	5.7
225 Liberty St
2 World Financial Center New York, NY 10281

Fairfield Greenwich Advisors, LLC	7,599	5.3
919 Third Avenue New York, NY 10022

Deutsche Bank AG	7,523	5.2
Taunusanlage 12 Frankfurt, Germany 60325

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Item No. 1	Election of Directors
Rural Cellular’s Articles of Incorporation provide that directors are divided into three classes, with each class serving a three-year term and approximately one-third of the Board of Directors to be elected each year. The two directors in Class III whose terms are expiring, Richard P. Ekstrand and George W. Wikstrom, have been nominated by the Board of Directors for reelection.
      Anthony J. Bolland and Paul J. Finnegan were selected to serve as directors for a term expiring at the 2005 annual meeting by the holders of the Class M convertible preferred stock, who have the right, voting separately as a class, to elect two directors. Accordingly, concurrently with the annual meeting, the Class M holders are expected to reelect Messrs. Bolland and Finnegan to the Board of Directors. In accordance with our Articles of Incorporation and Bylaws, these individuals will not be designated to serve in any of the three classes, but will be elected as provided for under the terms of the issuance of the Class M convertible preferred stock.
      The holders of the Common Stock are being asked to vote for Richard P. Ekstrand and George W. Wikstrom as Class III directors, to terms expiring in 2009. In each case, the individual will be elected to hold office until the expiration of the term and until a successor has been elected and qualified or until his death, resignation, or removal, if earlier.
      Election of directors is determined by a plurality vote of the combined voting power of all shares of Common Stock present in person or by proxy and voting at the Annual Meeting. If any nominee is not a candidate for election at the meeting, the Proxies may vote for such other person as they, in their discretion, may determine.
      Our Board of Directors recommends that the above nominees be elected. Unless instructed not to vote for the election of the nominees, the Proxies will vote to elect the nominees above named.
      Certain information regarding the nominees and the continuing directors of RCC is set forth below:
Nominees for Election as Class III Directors
(terms expiring in 2009)
Richard P. Ekstrand, 56, has served as our President, Chief Executive Officer, and a director since 1990. He currently serves on the board of directors and executive committee of the Cellular Telecommunications and Internet Association (CTIA) and the Wireless Foundation. Mr. Ekstrand previously served as Chairman of the Board of Directors of both CTIA and the Wireless Foundation. He also was a founding director of the Rural Cellular Association and served as a director until 2000. In addition, he is past President of the Minnesota Telephone Association, the Association of Minnesota Telephone Utilities, and the Minnesota Telecommunications Association. Mr. Ekstrand is the sole shareholder, president, and a director of North Holdings, Inc. (formerly Lowry Telephone Co., Inc.), which is a shareholder of Rural Cellular. From 1980 through 2000, Mr. Ekstrand had served as vice president and a director of Lowry Telephone Co., Inc. North Holdings, Inc. is a member of Lowry Telephone Company, LLC, of which Mr. Ekstrand is the treasurer and a member of the board of governors. He also serves on the board of directors of the Minnesota Zoo Foundation.
George W. Wikstrom, 68, has been a director since 1990 and was Vice President from 1991 until 2000. Mr. Wikstrom has been Vice President of Wikstrom Telephone Company, Incorporated, a local exchange telephone company and a shareholder of Rural Cellular, for more than ten years. He has been the Commissioner of the Northwest Regional Development Commission since 1979 and has served as a director of the Minnesota Association of Rural Telecommunications.
Continuing Class I Director
(term expiring in 2007)
Wesley E. Schultz, 49, has served as Executive Vice President and Chief Financial Officer since 2000 and as a director since 1999. He joined us in 1996 as Vice President of Finance and Chief Financial Officer. In 1999, he was appointed Senior Vice President and Chief Financial Officer and Assistant Secretary. Mr. Schultz is a certified public accountant and served for three years as an auditor with Deloitte and Touche LLP.
Continuing Class II Directors
(terms expiring in 2008)
Ann K. Newhall, 55, has served as Executive Vice President, Chief Operating Officer, and Secretary since 2000 and as a director since 1999. She joined us as Senior Vice President and General Counsel in 1999. Prior to joining us, Ms. Newhall was a shareholder attorney with Moss & Barnett, A Professional Association, most recently serving as President and a director of the firm. Ms. Newhall received her J.D. from the University of Minnesota Law School in 1977. She serves on the board of directors of Alliant Energy Corporation, a gas and electric utility.
George M. Revering, 64, has been a director since 1990. Mr. Revering is currently retired and had served as president and general manager of Midwest Information Systems Inc. from 1976 until 2001.
Don C. Swenson, 64, has been a director since 1990 and served as Secretary from 1995 until 2000. Mr. Swenson served as Director of Operations of Arvig Communications Systems, Inc. from 1981 until his retirement in 2001. Mr. Swenson also serves as a director of Arvig Enterprises, Inc., one of our shareholders. Mr. Swenson has been a member of the board of directors of United Community Bank, Perham, Minnesota, since 1993.
Nominees for Election by Class M Shareholders
Anthony J. Bolland, 51, has been a General Partner of Boston Ventures Management Inc. since its formation in 1983. From 1981 through 1983, he was a vice president of First Venture Capital Corporation, a subsidiary of Bank of Boston Corporation, and had an active role in initiating, structuring and monitoring First Ventures’ investments. Mr. Bolland received his L.L.B. degree from Warwick University, England in 1975. He is currently on the boards of directors of Integra Telecom and Production Resource Group. Mr. Bolland was elected to the Board of Directors by the holders of

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our Class M convertible preferred stock and has served as a director since 2004.
Paul J. Finnegan, 53, is a Managing Director of Madison Dearborn Partners, Inc., where he concentrates on investments in the communications industry. Mr. Finnegan has been with Madison Dearborn Partners since he co-founded the company in 1993. Prior to that time, Mr. Finnegan worked at First Chicago Venture Capital for ten years. Mr. Finnegan serves on the boards of directors of Allegiance Telecom, Inc. and Focal Communications, Inc. He also serves on the Board of Trustees of The Skyline Fund, a small cap mutual fund. Mr. Finnegan received his B.A. from Harvard College and his M.B.A. from the Harvard Graduate School of Business Administration. Mr. Finnegan was elected to the Board of Directors by the holders of our Class M convertible preferred stock and has served as a director since 2000.
Directors to be Elected by Holders of Senior Preferred Stock
As noted above, the holders of our senior exchangeable preferred stock have the right to elect two members of our Board of Directors. We anticipate these two directors will be elected at the Annual Meeting. The holders of Senior Preferred will submit nominees for these positions. At the 2005 annual meeting, holders of the Senior Preferred elected James V. Continenza and Jacques Leduc. At the time of the mailing of this proxy statement, we have not been advised whether they will be nominated for reelection.
James V. Continenza, 43, served as Chief Executive Officer, President, and a director of Teligent, Inc. from September 2002 through June 2004. From September 2000 to September 2002, Mr. Continenza served in various positions, including as Chief Operating Officer and a director of Arch Wireless, Inc. Mr. Continenza was President and Chief Executive Officer of Lucent Technologies Product Finance from 1999 through 2000. Mr. Continenza served as a director of Microcell Telecommunications, Inc. from May 2003 to November 2004. He is currently on the boards of directors of MAXIM Crane Works, Inc. and U.S.A. Mobility, Inc., which was formed by the merger of Arch Wireless, Inc. and Metrocall, Inc. Mr. Continenza was elected to the Board of Directors in May 2005 by the holders of our senior exchangeable preferred stock.
Jacques S. Leduc, 43, currently serves as Managing Partner of Trio Capital, Inc. He served as Chief Financial Officer of Microcell Telecommunications, Inc. from 1995 through November 2004 and as Director of Corporate Planning from 1995 to 1998. Mr. Leduc was elected to the Board of Directors in May 2005 by the holders of our senior exchangeable preferred stock.
Meetings of the Board of Directors
During fiscal 2005, the Board of Directors held five regular and three special meetings. All directors attended at least 85% of the meetings of the Board and the committees on which they served.
      Directors are expected to attend board meetings, board committee meetings, and annual shareholder meetings. Five of the Company’s then nine directors attended the 2005 Annual Meeting of Shareholders.
Committees of the Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating Committee.
Audit Committee. Don Swenson (Chair), Anthony J. Bolland, Jacques Leduc, and George M. Revering currently serve on the Audit Committee. The Audit Committee’s duties include examination of matters relating to the financial affairs of RCC, including reviewing our annual financial statements, the scope of the independent annual audit, and the independent accountant’s letter to management concerning the effectiveness of our internal financial and accounting controls. In addition, the Audit Committee serves as a “qualified legal compliance committee.” The Audit Committee held six meetings during 2005. The Audit Committee operates under a written charter adopted by the Board of Directors. All members of the Audit Committee are independent as defined in rules of The Nasdaq Stock Market.
Compensation Committee. Paul J. Finnegan (Chair), James V. Continenza, and George W. Wikstrom currently serve on the Compensation Committee. The Compensation Committee’s duties include consideration of and recommendations to our Board of Directors with respect to programs for executive compensation, employee benefit and incentive plans, and other compensation matters and policies. The Compensation Committee held seven meetings during 2005.
Nominating Committee. The nominating committee consists of Anthony J. Bolland, James V. Continenza, Paul J. Finnegan, Jacques Leduc, George M. Revering, Don C. Swenson, and George W. Wikstrom, all of whom have been determined by the board to be independent as defined in the Nasdaq rules. The nominating committee operates under a written charter adopted by the board of directors. A copy of the nominating committee charter is located on our website at www.unicel.com (click on “Investor Relations,” then “Corporate Governance”).
      The purpose of the nominating committee is to identify individuals qualified to be nominees to the board. Qualifications and attributes that the nominating committee believes are important in a director may include the following:

•	personal and professional integrity,
•	the ability to apply good business judgment,
•	the ability to understand and exercise his or her duties of loyalty and care,
•	willingness to devote the required time to the Company’s affairs, including attendance at board, committee, and shareholder meetings,
•	broad training and experience at policy-making levels in business,
•	financial acumen, and
•	experience in telecom or similar businesses.
      In considering director candidates, the nominating committee will consider an appropriate balance of experience, skills, and background and assure that at least a majority of the directors are independent. Other important factors in assessing qualifications of

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director nominees are the candidates’ other commitments, such as employment and other board positions, and whether the candidate would qualify under the Company’s guidelines for membership on the audit committee, the compensation committee, or the nominating committee. In considering whether current directors should be nominated for reelection, the nominating committee will consider the above criteria as well as the individual’s past performance as a Company director. Members of the nominating committee who are being considered for reelection will not participate in any deliberations regarding their candidacy.
      In the event that there are vacancies on our board, or vacancies are anticipated, the nominating committee will consider various candidates for director positions. Candidates may come to the attention of the nominating committee through current board members, shareholders, management, or, when appropriate, retained search firms. Although the Company has not paid any third party a fee to assist in the identification or evaluation of director candidates, the nominating committee has the authority to retain search firms or other qualified advisers for this purpose in the future, at the Company’s expense. After a preliminary assessment of each director candidate based upon his or her resume and other biographical information, his or her willingness to serve, and other background information, promising candidates will be invited to participate in interviews with some or all of the members of the nominating committee. At the conclusion of this process, the nominating committee will determine whether a candidate is a good fit and recommend a candidate to the board. The committee will use the same process for evaluating all candidates, regardless of the source of the nomination.
      The nominating committee will consider candidates recommended by shareholders. If you wish to propose a candidate, please forward the candidate’s name and a detailed description of the candidate’s background and qualifications, including all information relating to the candidate that would be required to be disclosed in the proxy statement, the candidate’s written consent to being considered as a nominee and to serving as a director if elected, your name and address, as they appear on the corporation’s shareholder records, and the class and number of shares of RCC that you own beneficially to:
Nominating Committee
Rural Cellular Corporation
3905 Dakota Street SW
P.O. Box 2000
Alexandria, MN 56308-2000
In order for an individual proposed by a shareholder to be considered by the nominating committee for recommendation as a board nominee at the 2007 Annual Meeting, the nominating committee must receive the proposal no later than 5 p.m. central time on December 21, 2006. Such proposals must be sent via registered, certified, or express mail (or other means that allows the shareholder to determine when the proposal was received by the Company). Shareholders submitting nominations are encouraged to submit them as early as possible in order to allow the nominating committee time to make an appropriate evaluation.
      In addition, RCC’s bylaws permit shareholders to nominate directors at an annual meeting of the shareholders or at a special meeting at which directors are to be elected if they comply with the requirements set forth in our bylaws, a copy of which may be obtained from RCC at the above address. Our bylaws require, among other things, that the corporate secretary receive written notice of a proposed nomination for the 2007 Annual Meeting no later than April 5, 2007, and that the notice contain the information outlined above.
Shareholder Communications with the Board
Shareholders who wish to do so may communicate directly with our Board, or any one or more of the members of our Board, by writing to the following address:
Board of Directors
Rural Cellular Corporation
3905 Dakota Street SW
P.O. Box 2000
Alexandria, MN 56308-2000
If a shareholder wishes to communicate with a specific committee, such submission may be addressed to the chair of the committee.
Compensation of Directors
Directors’ Fees. In fiscal 2005, each of our nonemployee directors was paid an annual fee of $20,000, $1,000 for each Board meeting attended in person, $500 for each committee meeting attended in person, and $350 for each Board meeting and committee meeting attended via telephone conference and is reimbursed for travel and other expenses incurred in attending meetings and serving as a director. The Chair of the Audit Committee was paid an additional $250 per meeting attended either in person or by teleconference. Total fees paid to all nonemployee directors as a group for services rendered during 2005 were $198,067.
      Beginning in 2006, in lieu of fees for attendance at committee meetings, members of the audit committee will each receive an annual retainer of $5,000 and members of the compensation committee will each receive an annual retainer of $3,000. The chair of the audit committee will receive an annual retainer of $10,000.
Directors’ Stock Option Plan. Directors who are not employees are eligible for options under RCC’s Stock Option Plan for Nonemployee Directors. The plan provides that all nonemployee directors serving as of the day following an annual meeting will be granted options to purchase 5,250 shares of Class A Common Stock on that date. Pursuant to the plan, nonemployee directors serving as of the day following the 2005 annual meeting were granted options to purchase an aggregate of 36,750 shares of Class A Common Stock at $4.89 per share. Upon approval of the proposed Omnibus Incentive Plan, directors will be granted options or other equity awards pursuant to that plan and there will be no further grants under the current plan.

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Section 16 Beneficial Ownership Reporting Compliance
Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder require RCC’s officers, directors, and holders of 10% or more of our outstanding common stock to file certain reports with the Securities and Exchange Commission. To our best knowledge, based solely on information provided to us by the reporting individuals, all of the reports required to be filed by these individuals were timely filed, except that a Form 4 reporting the grant of an option to Jacques Leduc was filed one day late.

Item No. 2	Ratification of Deloitte & Touche LLP as Independent Auditors
Deloitte & Touche LLP (“DT”) has served as our independent auditors since June 2002. The Audit Committee of the Board of Directors has considered the qualifications and experience of DT and, based upon the recommendation of the Audit Committee, the Board of Directors has appointed DT as independent auditors for the current fiscal year, which ends December 31, 2006 (“Fiscal 2006”).
      Representatives of DT are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. The affirmative vote of a majority of the combined voting power of the shares of common stock present and voting on such matter is required for ratification of the appointment of DT as our independent auditors.
      The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as RCC’s independent auditor for fiscal 2006. Your proxy will be so voted unless you specify otherwise.
Report of Audit Committee
The Audit Committee of the Board of Directors is comprised of four nonemployee directors, all of whom are independent as defined in the rules of The Nasdaq Stock Market. In addition, the Board of Directors has determined that Anthony J. Bolland and Jacques Leduc are “audit committee financial experts” as defined by applicable regulations of the Securities and Exchange Commission.
      The Audit Committee held six meetings during fiscal 2005. The meetings were designed to facilitate and encourage communication between the Audit Committee, management, and DT, our independent public accountants.
      The Audit Committee reviewed and discussed the audited financial statements for fiscal 2005 with management and representatives of DT.
      The Committee’s discussions with DT included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). DT also provided to the Audit Committee the written disclosures and the letter regarding their independence as required by the Independence Standards Board Standard No. 1. This information was discussed with the auditors. The Audit Committee also considered whether the provision by DT of services other than audit services is compatible with the auditors’ independence.
      Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2005 be included in our annual report on Form 10-K.

Don Swenson, Chair	Anthony J. Bolland	Jacques Leduc	George M. Revering
Members of the Audit Committee
Principal Accountant Fees and Services
The following is a summary of the fees billed to RCC by DT for professional services rendered for the fiscal years ended December 31, 2005 and 2004:

Fee Category	Fiscal 2005 Fees	Fiscal 2004 Fees

Audit fees	$747,375	$942,690
Audit-related fees	27,625	27,625
Tax fees	54,582	84,425
All other fees	—	—

Total fees	$829,582	$1,054,740

Audit Fees. Consists of fees billed for professional services rendered for the audit of RCC’s annual consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports, services that are normally provided by DT in connection with statutory and regulatory filings or engagements, and services related to the review of and attestation to RCC’s internal control of financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002. Also included are fees of $125,000 and $187,925 in 2005 and 2004, respectively, for services related to RCC’s senior subordinated notes offering in November 2005 and senior secured notes offering in March 2004.
Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of RCC’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consolidations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.
Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax audit defense, and acquisitions and divestitures.
All Other Fees. Consists of fees for products and services other than the services reported above.

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      Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
      All services provided by our independent auditor, DT, are subject to pre-approval by our Audit Committee. The Audit Committee has authorized the Chair of the Committee to approve services by DT in the event there is a need for such approval prior to the next full Audit Committee meeting. However, a full report of any such interim approval must be given at the next Audit Committee meeting. Before granting any approval, the Audit Committee (or the committee Chair, if applicable) must receive: (i) a detailed description of the proposed service; (ii) a statement from management as to why they believe DT is best qualified to perform the service; and (iii) an estimate of the fees to be incurred. Before granting any approval, the Audit Committee (or the committee Chair, if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on DT’s independence.
      All audit and non-audit services provided by DT during fiscal 2005 and 2004 were approved in advance in accordance with our pre-approval policy.

Item No. 3	Approval of 2006 Omnibus Incentive Plan
On February 16, 2006, the Board unanimously approved and adopted, subject to the approval of the Company’s shareholders at the annual meeting, the Rural Cellular Corporation 2006 Omnibus Incentive Plan (the “Plan”). The Plan affords the Board, acting through its Compensation Committee, the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the Company’s interests and long-term success by encouraging stock ownership among officers, directors, and employees.
      The Company has historically granted stock options and restricted stock under various incentive compensation plans, including the Company’s 1995 Stock Compensation Plan and the Stock Option Plan for Nonemployee Directors (the “Prior Plans”). No further awards may be made under these Prior Plans after approval of this Plan, but unissued shares from those plans are being transferred to this Plan. If approved by shareholders, the Plan will become effective and will replace the Prior Plans and the Management Incentive Plan. The Company’s Employee Stock Purchase Plan will continue in effect.
      The affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote is required for approval of the Plan. The following summary of the principal provisions of the Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the Plan, a copy of which may be obtained from the Company. A copy of the Plan has been filed electronically with the Securities and Exchange Commission as an appendix to the proxy statement and is available through the Commission’s website at www.sec.gov.
Plan Highlights
The Plan authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares and units, cash-based awards, and other stock-based awards for the purpose of providing the Company’s officers, directors, and employees performance incentives. Some of the key features of the Plan that reflect the Company’s commitment to effective management of incentive compensation are set forth below and are described more fully under the heading “Summary of the Plan” and in the Plan.

•	Plan Limits. The Plan limits the aggregate number of stock options and SARs that may be granted to any one participant in a calendar year to 100,000 in each instance, the aggregate number of shares of restricted stock and restricted stock units, performance shares, and shares underlying other equity-based awards that may be granted to any one participant in a calendar year to 100,000 in each instance, and no participant will receive performance units in any calendar year having a value at the date of grant in excess of the value of 100,000 shares. No cash award may exceed more than $2,000,000.
•	Share Counting. The Plan provides that shares covering awards that expire or are forfeited will again be available for issuance under the Plan. In addition, the following shares will be added back to the aggregate plan limit: (1) shares tendered in payment of the option price and (2) shares withheld by the Company to satisfy tax withholding obligations. Further, only the shares actually issued when a SAR is exercised and settled in shares will be deemed delivered for purposes of determining the maximum number of shares available pursuant to the Plan.
•	No Repricing. Option repricing is prohibited without shareholder approval.
•	Other Features.

•	The Plan also provides that no stock options or SARs will be granted with an exercise or base price less than the fair market value of the Company’s Class A common stock on the date of grant. The closing market price of the Company’s Class A common stock as reported on The Nasdaq Stock Market on March 31, 2006 was $14.71 per share.
•	The Plan is designed to allow awards made under the Plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.
•	It is intended that the Compensation Committee of the Board, pursuant to Board delegation, will have all of the power and authority necessary to administer the Plan.
Summary of the Plan
Shares Available Under the Plan. The number of shares of the Company’s Class A common stock that may be issued or transferred under the Plan will not exceed 1,000,000 shares plus any shares not issued or subject to outstanding awards under the Company’s Prior Plans as of the effective date of the Plan or any

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such shares which cease for any reason to be subject to the Prior Plans after the effective date of the Plan. As of March 31, 2006, 197,783 shares were not subject to outstanding awards under the Prior Plans and 1,692,669 shares were subject to currently outstanding awards. Shares covered by an award granted under the Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Upon payment in cash of the benefit provided by any award granted under the Plan, any shares that were covered by that award will again be available under the Plan. Shares issued under the Plan may be shares of original issuance or shares reacquired by the Company or a combination of the foregoing. The Plan contains limits on the number of shares that can be issued, including to any one participant in a calendar year as described above. Further, the Plan limits the aggregate number of shares that may be issued or transferred by the Company upon the exercise of incentive stock options (“ISOs”) to 2,890,452 shares, or all of the shares potentially awardable under the Plan. The limits contained in the Plan are subject to certain adjustments as provided in the Plan in the event of stock splits, stock dividends, and certain other events.
Eligibility. All employees, directors, and third party service providers of the Company, its affiliates and/or its subsidiaries, may be selected by the Committee to receive benefits under the Plan. As of March 31, 2006, approximately 55 officers, directors, and employees were eligible to participate in the Plan.
Types of Awards Authorized. The Plan provides for the granting of option rights, SARs, restricted stock, restricted stock units, performance shares, performance units, cash awards, dividend equivalents and other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the Company’s Class A common stock or factors that may influence the value of its Class A common stock. Awards granted under the Plan will be upon such terms as may be approved by the Committee and set forth in an award agreement. An award agreement will contain such terms and provisions, consistent with the Plan, as the Committee may approve, including provisions for the acceleration of vesting or satisfaction of other requirements upon the occurrence of certain events, including change in control events. No option right or appreciation right may be exercisable more than ten years from the date of grant.
Performance Measures. The Plan contemplates that the Committee will establish “performance measures” for purposes of performance shares and performance units and cash awards. When so determined, option rights, SARs, restricted stock, restricted stock units, other awards under the Plan or dividend credits may also specify performance measures that must be achieved as a condition to exercising such rights in the case of options and SARs or to result in termination or early termination of the restrictions applicable to such shares in the case of restricted stock and restricted stock units. Performance measures may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or a subsidiary, affiliate or business unit. The Committee may provide, in connection with the setting of performance measures, that any evaluation of performance measures may include or exclude certain items, including but not limited to, asset write-downs, litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, any reorganization and restructuring programs, extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, acquisitions or divestitures, and foreign exchange gains and losses. To the extent such inclusions or exclusions affect the awards to “covered employees” (as defined in the Plan), they will be prescribed in a form that meets the requirements of 162(m) for deductibility.
      Performance measures applicable to any award to a participant who is, or is determined by the Committee likely to become, a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code, will be limited to: net earnings or net income (before or after taxes); earnings per share; net sales, revenue growth, or local service revenue; net operating profit; operating income; return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, and/or amortization (including adjusted EBITDA); EBITDA margin; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; market share; customer satisfaction; working capital targets; capital expenditures; customer growth, net customer growth, or local service revenue growth; and economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital), in each case as defined by the Committee from time to time. Such performance measures may be used to measure the performance of the Company, subsidiary, and/or affiliate as a whole or any business unit of the Company, subsidiary, and/or affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above performance measures may be compared to the performance of a group of comparative companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may compare share price to various stock market indices.
Administration and Amendments. The Plan is to be administered by the Committee. The Committee is authorized to interpret the Plan and related agreements and other documents. The Board may amend the Plan from time to time without further approval by the Company’s shareholders, except where the amendment must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules and regulations of The New York Stock Exchange or The Nasdaq Stock Market.

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Change in Control. Upon the occurrence of a Change of Control (as defined in the Plan), unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the award agreement, any and all options and SARs granted under the Plan shall become immediately exercisable and any period of restriction and restrictions imposed on restricted stock or restricted stock units shall lapse.
      In addition, target payout opportunities attainable under all outstanding awards of performance-based restricted stock, performance-based restricted stock units, performance units, performance shares, and performance-based cash-based awards shall be deemed to have been earned based on an assumed achievement of all relevant targeted performance goals as of the effective date of the Change of Control, and the vesting of all awards denominated in shares shall be accelerated as of the effective date of the Change of Control and shall be paid out to participants within thirty days following the effective date of the Change of Control and awards denominated in cash shall be paid to participants in cash within thirty days following the effective date of the Change of Control. The Committee may, in its sole discretion, elect to pay out all awards in cash in lieu of shares.
“Change in Control” means the happening of any of the following:

(a)	A majority of the directors of the Company elected by the holders of Company’s Common Stock shall be persons other than persons:

(i)	for whose election proxies shall have been solicited by the Board, or

(ii)	who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

(b)	30% or more of the outstanding voting stock of the Company is acquired or beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, or any successor rule thereto) by any person (other than the Company or a subsidiary of the Company) or group of persons acting in concert (other than the acquisition and beneficial ownership by a parent company or its wholly-owned subsidiaries, as long as they remain wholly-owned subsidiaries, of 100% of the outstanding voting stock of the Company as a result of a merger which complies with paragraph (c)(i)(B) hereof in all respects), or
(c)	The consummation of:

(i)	a merger or consolidation of the Company with or into another entity other than

(A)	a merger or consolidation with a subsidiary of the Company, or
(B)	a merger in which the persons who were the beneficial owners, respectively, of the outstanding Common Stock and outstanding voting stock of the Company immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, a majority of, respectively, the then outstanding common stock and the then outstanding voting stock of the surviving entity or its parent entity, or

(ii)	an exchange, pursuant to a statutory exchange of shares of outstanding voting stock of the Company held by shareholders of the Company immediately prior to the exchange, of shares of one or more classes or series of outstanding voting stock of the Company for cash, securities, or other property, except for voting securities of a direct or indirect parent entity of the Company (after giving effect to the statutory share exchange) owning directly, or indirectly through wholly-owned subsidiaries, both beneficially and of record 100% of the outstanding voting stock of the Company immediately after the statutory share exchange if (i) the persons who were the beneficial owners, respectively, of the outstanding voting stock of the Company and the outstanding Common Stock of the Company immediately before such statutory share exchange own, directly or indirectly, immediately after the statutory share exchange a majority of, respectively, the voting power of the then outstanding voting securities and the then outstanding common stock (or comparable equity interest) of such parent entity, and (ii) all holders of any class or series of outstanding voting stock of the Company immediately prior to the statutory share exchange have the right to receive substantially the same per share consideration in exchange for their outstanding voting stock of the Company as all other holders of such class or series (except for those exercising statutory dissenters’ rights), or
(iii)	the sale or other disposition of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or

(d)	The approval by the shareholders of the Company of the liquidation or dissolution of the Company.
      The Committee may, in its sole discretion, determine that any or all outstanding awards granted under the Plan, will be canceled and terminated and that in connection with such cancellation and termination the holder of such award may receive for each share subject to such award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a share in connection with such transaction and the purchase price per share, if any, under the award multiplied by the number of shares subject to such award; provided that if such product is zero or less, the awards may be canceled and terminated without payment therefor.
Transferability. Except for qualified domestic relations orders, or as otherwise determined by the Committee, no option right or SAR or other derivative security granted under the Plan is transferable by a

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participant except, upon death, by will or the laws of descent and distribution. Except as otherwise determined by the Board or Committee, option rights and SARs are exercisable during the optionee’s lifetime only by him or her or by his or her guardian or legal representative.
Adjustments. The number of shares covered by outstanding awards under the Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, split-offs, spin-outs, split-ups, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event or in the event of a Change in Control, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the number of shares available under the Plan and the other limitations contained in the Plan as the Committee may determine appropriate to reflect any transaction or event described above.
Withholding Taxes. To the extent that the Company is required to withhold federal, state, local, or foreign taxes in connection with any payment made or benefit realized by a participant under the Plan, the Company may require the participant to remit the taxes required to be withheld.
Termination. No grant will be made under the Plan more than ten years after the date on which the Plan is first approved by the Company’s shareholders, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.
Federal Income Tax Consequences
      The following is a brief summary of some of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on January 1, 2006. This summary is not intended to be complete and does not describe state or local tax consequences.
Tax Consequences to Participants
Non-qualified Option Rights. In general, (1) no income will be recognized by an optionee at the time a non-qualified option right is granted; (2) at the time of exercise of a non-qualified option right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
Incentive Option Rights. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, will result in an alternative minimum tax adjustment to the extent the fair market value of the shares exceeds the option price paid for the shares, which may result in a tax liability for alternative minimum tax purposes. If shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price paid for the shares will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
      If common shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
SARs. No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares received on the exercise.
Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”) (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If an election under Section 83(b) of the Code has not been timely made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be taxed as ordinary income to the participant.
Restricted Stock Units. No income generally will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units),

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and the capital gains/loss holding period for such shares will also commence on such date.
Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares received.
Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.
Registration with the SEC
The Company intends to file a Registration Statement on Form S-8 relating to the issuance of common shares under the Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the Plan by the Company’s shareholders.
New Plan Benefits
The Board of Directors, upon recommendation of the Compensation Committee, has approved prospectively the grant of stock options and restricted stock units (RSUs) under the Plan to three executive officers of the Company (listed below) and to the nonemployee directors, subject to the approval of the Plan by the Company’s shareholders at the annual meeting.
The following table provides certain information with respect to such grants:

		Estimated	Estimated
	Dollar	Number of	Number of
Name and Position	Value ($)(a)	Options(b)	RSUs(c)

Richard P. Ekstrand	—	32,667	31,778
President and Chief Executive Officer

Wesley E. Schultz	—	18,000	12,000
Executive Vice President and Chief Financial Officer

Ann K. Newhall	—	18,000	12,000
Executive Vice President and Chief Operating Officer

Nonemployee directors as a group (7 persons)	—	—	18,669

(a)	The actual dollar value of the options and RSUs cannot be determined at this time. The options will be granted at the fair market value of the Company’s Class A common stock on the date of grant, which will be the date of shareholder approval of the Plan.

(b)	The estimated number of options provided above is based on a $15 closing price of the Company’s Class A common stock. The actual number of options granted to each executive or director will differ significantly only if the stock price is significantly different from $15 on the date of grant.

(c)	The estimated number of RSUs provided above is based on a $15 closing price of the Company’s Class A common stock. The actual number of RSUs granted to each executive or director will differ significantly only if the price is significantly different from $15 on the date of grant. In addition, this number reflects the number of target RSUs to be earned. Because the RSUs are subject to performance-based conditions, the number of RSUs actually earned will depend on the following factors: (i) 70% of the units will be earned based on the achievement of target EBITDA goals for 2006 and (ii) 30% will be earned based on the achievement of net postpaid customers added during 2006. Further, the earned units will only vest if the executive is still employed with the Company as of December 31, 2008. The RSUs to be granted to the nonemployee directors are not subject to performance-based conditions and will vest over a one-year period; however, actual payment will not occur until six months after termination of service. Vested units will be paid out in shares of the Company’s Class A common stock, with one unit equaling one share.
     Other than the options and RSUs detailed above, no awards have been made to date under the Plan. Awards for which benefits may be paid under the Plan are made at the discretion of the Compensation Committee, subject to the maximum plan and individual limitations described above.
Vote Required
The affirmative vote of a majority of the combined voting power of the shares of common stock present and voting on such matter is required for the approval of the Plan.
      The Board of Directors recommends a vote FOR the approval of the 2006 Omnibus Incentive Plan. Your proxy will be so voted unless you specify otherwise.

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Equity Compensation Plan Information
The following table summarizes share and exercise price information about our equity compensation plans as of December 31, 2005.

Number of
securities
remaining
	Number of		available for future
	securities to be		issuance
	issued upon	Weighted-average	under equity
	exercise of	exercise price of	compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected
Plan Category	and rights	and rights	in the first column)

Equity compensation plans approved by security holders(1)	1,863,029	$15.09	379,605

Equity compensation plans not approved by security holders(2)	—	—	—

TOTAL	1,863,029	$15.09	379,605

(1)	Includes stock subject to outstanding options and stock available for issuance under our 1995 Stock Compensation Plan, Stock Option Plan for Nonemployee Directors, and Employee Stock Purchase Plan.

(2)	We have not adopted any equity compensation plans that have not been approved by our shareholders. The 2006 Omnibus Incentive Plan is subject to shareholder approval and is not included in this table.

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Executive Compensation
Summary Compensation Table
The following table sets forth information with regard to compensation paid to our Chief Executive Officer and to each other executive officer whose total annual salary and bonus for fiscal 2005 exceeded $100,000 (the “Named Executive Officers”).

				Long-Term
				Compensation
				Awards

				Securities
		Annual Compensation
	Fiscal			Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options	Compensation(1)

Richard P. Ekstrand	2005	$518,000	$407,264	—	$18,620	(2)
President and Chief Executive Officer	2004	518,000	207,200	—	18,470
	2003	508,000	535,093	80,000	19,082

Wesley E. Schultz	2005	$402,000	$254,958	—	$14,160	(3)
Executive Vice President and	2004	402,000	128,640	—	14,010
Chief Financial Officer	2003	394,000	337,789	60,000	13,835

Ann K. Newhall	2005	$402,000	$254,958	—	$15,319	(4)
Executive Vice President and	2004	402,000	128,640	—	15,169
Chief Operating Officer	2003	394,000	337,789	60,000	13,843

David J. Del Zoppo	2005	$190,550	$37,380	—	$6,300
Senior Vice President, Finance and	2004	185,000	37,555	—	6,150
Accounting	2003	166,000	62,051	5,000	4,506

(1)	Except as otherwise indicated, for all years, All Other Compensation consists of RCC’s contributions on behalf of each Named Executive Officer to RCC’s 401(k) Plan and to the deferred compensation plan.

(2)	Includes RCC’s matching contribution to the 401(k) Plan of $6,300 and payment of $12,320 of premiums for long-term care insurance for Mr. Ekstrand and his spouse.

(3)	Includes RCC’s matching contribution to the 401(k) Plan of $6,300 and payment of $7,860 of premiums for long-term care insurance for Mr. Schultz and his spouse.

(4)	Includes RCC’s matching contribution to the 401(k) Plan of $6,300 and payment of $9,019 of premiums for long-term care insurance for Ms. Newhall and her spouse.
Option Grants in Last Fiscal Year
No options were granted to the Named Executive Officers during the 2005 fiscal year.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
The following table provides information relating to option exercises during fiscal 2005 and the number and value of shares of Class A Common Stock subject to options held by the Named Executive Officers as of December 31, 2005.

			Number of Shares Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares		at Fiscal Year-End(1)		at Fiscal Year-End(2)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard P. Ekstrand	—	—	349,743	96,000	$1,473,863	$1,000,160

Wesley E. Schultz	90,000	$490,185	165,985	72,000	$802,065	$750,120

Ann K. Newhall	—	—	209,485	72,000	$870,880	$750,120

David J. Del Zoppo	—	—	43,614	9,000	$155,230	$84,970

(1)	Rural Cellular has not granted any stock appreciation rights.

(2)	Value is calculated as the difference between the closing price of Class A Common Stock on December 31, 2005 ($14.60) and the related option exercise price multiplied by the number of shares underlying the option (assuming the option exercise price is higher than the closing price).

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Long-Term Incentive Plans — Awards In Last Fiscal Year
The following table provides information regarding restricted stock awards made to the Named Executive Officers in fiscal 2005. The awards were made under the 1995 Stock Compensation Plan.

			Estimated Future Payouts Under
	Number of		Non-Stock Price-Based Plans(1)
	Shares, Units or	Performance or
	Other Rights	Other Period Until	Threshold	Target	Maximum
Name	(#)	Maturation or Payout	(#)	(#)	(#)

Richard P. Ekstrand	12,000	1/01/05 to 12/31/09	11,400	12,000	12,000

Wesley E. Schultz	9,000	1/01/05 to 12/31/09	8,550	9,000	9,000

Ann K. Newhall	9,000	1/01/05 to 12/31/09	8,550	9,000	9,000

David J. Del Zoppo	2,500	1/01/05 to 12/31/09	2,375	2,500	2,500

(1)	The restricted stock awards to Messrs. Ekstrand and Schultz and Ms. Newhall were granted in February 2005 and will vest in January 2010. The restricted stock award to Mr. Del Zoppo was granted in December 2005 and will vest in December 2010. The shares will vest only if the grantee is still employed by the Company on the vesting date and the Company’s average actual EBITDA for the five fiscal years ending December 31, 2009 is at least 95% of average budgeted EBITDA. If the 95% level is achieved, 95% of the shares will vest. If a higher level is achieved, the percentage of shares vesting will increase by the same percentage. The maximum number of shares that can vest is 100%.

If the grantee is terminated without cause or as a result of disability or death, the award will vest on a prorata basis, provided that the performance goal has been met for the full fiscal years preceding termination. In the event of a change in control (as defined in the 1995 Stock Compensation Plan), all shares will immediately vest. In addition to the shares, Mr. Ekstrand, Mr. Schultz, and Ms. Newhall will also receive a cash payment equal to 50% of the value of the shares vesting to cover income taxes payable upon receipt of the shares. During the restricted period, grantees have the right to vote the shares and receive any dividends that may be paid on the shares. The value of the shares on the date of grant was: Mr. Ekstrand, $81,240, Mr. Schultz and Ms. Newhall, $60,930, and Mr. Del Zoppo, $32,450.

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Employment Agreements/ Change in Control Provisions
RCC has entered into employment agreements with Messrs. Ekstrand and Schultz and Ms. Newhall. Each agreement prohibits the individual from engaging in any activity competitive with our business or contacting our customers or employees for that purpose for a period of one year (for Mr. Ekstrand) or six months (for Mr. Schultz and Ms. Newhall) following termination of employment. The employment agreements, which were entered into in January 1999, provide for an initial term ending December 31, 2001 and, unless RCC or the executive gives notice otherwise, are automatically renewed each year for an additional one-year period, so that the remaining term of employment is never less than two years. Each agreement may be terminated at any time by either the individual or us. If any of the agreements is terminated at any time by us for other than “just cause” (as defined in the employment agreements), we are obligated to continue payment of salary and other benefits for the remainder of the term of the agreement. The employment agreements provide for annual base salaries plus increases as may be determined from time to time, but at least annually.
      In the event any of these individuals is terminated for other than just cause or terminates his or her employment for “good reason” (as defined in the employment agreements), within 24 months following a change in control of RCC, he or she will be entitled to receive compensation in an amount equal to 2.99 times the average of the sum of his or her annual base salary and annual incentive payments for the three fiscal years immediately preceding such termination. In addition, the individual will be entitled to continue to participate in our group medical, dental, life, and disability plans on the same basis as he or she participated immediately prior to termination for a period of eighteen months following the date of termination. The individual shall be responsible for payment of premiums to the same extent as prior to termination, and we will reimburse the individual for any amount by which the premium exceeds the amount for which the individual was responsible at the time of termination. If the individual obtains substantially equivalent coverage or benefits from another source, we will have no further obligation for these benefits. Also, in the event of a change in control, the Company has agreed to pay all remaining premiums on any long-term care insurance policies then provided by the Company for each of the officers and his or her spouse, provided the officer is employed by the Company at the time of the change in control.
      We have also entered into a change in control agreement with Mr. Del Zoppo providing that in the event he is terminated for other than “just cause” or terminates his employment for “good reason” (each as defined in the agreement), within 24 months following a change in control of RCC, he will be entitled to receive compensation in an amount equal to 100% of the sum of his highest annual base salary as in effect during the period beginning twelve months prior to the change in control until the date of termination and the highest annual incentive payment to him for the period beginning twelve months prior to the change in control until the date of termination. In addition, he will be entitled to continue to participate in our group medical, dental, life, and disability plans on the same basis as he participated immediately prior to termination for a period of six months following the date of termination. He shall be responsible for payment of premiums to the same extent as prior to termination, and we will reimburse him for any amount by which the premium exceeds the amount for which he was responsible at the time of termination. If he obtains substantially equivalent coverage or benefits from another source, we will have no further obligation for these benefits.
      In addition, in the event of a change in control, any award granted under our 1995 Stock Compensation Plan will become fully vested and exercisable.
      A change in control occurs when

•	the majority of our directors are not persons whose election was solicited by our board or who were appointed by our Board,
•	any person or group of persons acquires 30% or more of our outstanding voting stock, or
•	the shareholders approve liquidation, or dissolution, or specified mergers or consolidations or exchanges of shares, or dispositions of substantially all of our assets.
Deferred Compensation Plan
We have adopted a deferred compensation plan, which permits designated key employees to defer between 5% and 100% of his or her compensation during any plan year. In fiscal 2006, Messrs. Ekstrand and Schultz and Ms. Newhall were eligible to participate in the deferred compensation plan. The purpose of the deferred compensation plan is to allow the individual to defer amounts in addition to the amounts permitted under the tax rules for contributions to 401(k) plans. Under the terms of the plan, RCC is required to make a matching contribution in an amount equal to 50% of the individual’s deferred amount, but only to the extent the deferred amount, when added to any amounts contributed by the individual to our 401(k) plan, does not exceed 6% of the individual’s compensation. The matching contribution is made in the discretion of RCC at the end of the year and is contingent upon reaching established financial goals. No matching payments were made by the Company in 2005.
      Payment of benefits from the deferred compensation plan is to be made after termination of the participant’s employment. In the event of the participant’s death, the balance in the participant’s account is to be paid to the participant’s beneficiary. Payment may be made by lump sum or in up to ten annual installments, as elected by the participant. The Company adopted a new plan, effective January 1, 2005, that complies with Section 409A of the Code.
Long-Term Care Insurance
Beginning in 2004, the Company agreed to pay premiums on long-term care insurance for the three top executives and their spouses in lieu of matching contributions to the deferred compensation plan. The insurance policies provide for payment of premiums over a ten-year period. In the event of a change in control, the premiums for any remaining portion of the ten-year period are to be paid in full by the Company. In 2005, the aggregate amount of these premiums for the three executive officers was $29,199.

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Report of Compensation Committee
Overview. The Compensation Committee of the Board of Directors (the “Committee”) is comprised solely of directors who are not current or former employees of Rural Cellular, and each is independent as defined by the Nasdaq Stock Market governance rules. The Committee is responsible for establishing compensation policies and evaluating the compensation programs for the Company’s executive officers and other key employees. The Committee engages an independent compensation consultant to assist it in this process.
Compensation Philosophy. The compensation program for RCC’s executive officers is designed to:

•	attract and retain superior talent and reward individual performance;
•	encourage strong financial performance by emphasizing performance-based compensation; and
•	encourage executive stock ownership and alignment with shareholder interests by providing a significant portion of compensation in the form of the Company’s common stock or options to purchase the common stock.
      The principal elements of the executive compensation program consist of base salary, annual cash incentives, and long-term incentives in the form of stock options and restricted stock. The Company strives to be competitive with compensation programs of comparable wireless telecommunications companies. In comparing Rural Cellular to these companies, the committee relies upon salary survey data developed and published by external sources, including the Cellular Telecommunications and Internet Association.
      The Compensation Committee periodically conducts a review of our executive compensation programs to ensure that the programs are meeting the objectives listed above. In that review, the Committee considers data submitted by management and external data, including the data referred to in the preceding paragraph, and additional input from the consultant.
Base Salary. In making recommendations to the Board of Directors regarding an individual’s base salary, the Compensation Committee considers the compensation levels of similar positions at comparable companies, the responsibilities and performance of the individual executive officer, and RCC’s recent financial performance.
      Generally, salary determinations are made prior to or at the beginning of each calendar year based upon evaluations and recommendations made by the Chief Executive Officer. The Chief Executive Officer provides the Compensation Committee with a performance appraisal for each other executive officer that assesses the individual’s performance in the following areas: accountabilities of the position, individual goals and objectives, special projects and assignments, and management skills. A salary recommendation is made based upon the individual’s overall performance assessment and where the individual’s salary falls within the range of salaries for similar positions at comparable companies within the industry.
      For fiscal 2005, base salaries of the top three Named Executive Officers did not increase, and the base salaries of other officers increased 3%. This decision was made after analysis of the state of the national economy, the low inflation rate, the downturn in the wireless industry as a whole, and the individual’s performance.
Incentive Bonuses. Each executive officer is eligible to receive a cash bonus at the end of the fiscal year based upon RCC’s financial performance and the officer’s achievement of specified individual goals. The purpose of this annual cash incentive program is to provide a direct financial incentive to the executive officers to meet or exceed financial and other performance objectives.
      Potential bonus awards for executive officers are determined at the beginning of each fiscal year. For fiscal 2005, each Named Executive Officer’s potential annual bonus (in target amounts ranging from 35% to 100% of the individual’s base salary, with possible increase if the goals were exceeded) was based on attainment of certain financial goals as reflected in RCC’s fiscal 2005 budget and specified individual goals. For fiscal 2005, the financial goals were based upon achievement of specified levels of budgeted EBITDA (earnings before interest, taxes, depreciation, and amortization) and customer growth. Because the customer growth goal was not reached, that portion of the targeted bonus was not paid for 2005. The Committee also determined that the top three Named Executive Officers had not fully attained their specified individual goals, and, accordingly, that portion of their targeted bonus was reduced as well. For fiscal 2005, bonuses paid to the Named Executive Officers ranged between 19% and 78% of base salary.
Stock-based Compensation. Stock-based compensation is designed to align the interest of RCC’s executives with those of shareholders by encouraging executives to enhance the value of RCC and, hence, the price of the Class A Common Stock and return to shareholders. The objective of stock-based compensation is to assist in the recruitment, motivation, and retention of key professional and managerial personnel as well as to reward eligible employees for outstanding performance. In addition, through deferred vesting, this component of the compensation system is designed to create an incentive for the individual executive to remain with RCC.
      In 2005, the Company granted shares of restricted stock to executive employees. These restricted shares will cliff vest after five years, so long as the Company reaches certain levels of budgeted EBITDA over the five-year period. In the event the executive’s employment is terminated (other than voluntarily or for cause), the shares will vest pro rata, so long as the goals have been met for the relevant period. In the event of a change in control, the shares will immediately vest in full, whether or not the goals have been met. The Named Executive Officers were granted an aggregate of 32,500 shares of restricted stock in 2005.
      The Company maintains an employee stock purchase plan pursuant to which all eligible employees, including executive officers, are given the opportunity to purchase shares of the Company’s Class A common stock at a discount. The board of directors has discretion to limit the number of shares that may be purchased by any employee in any fiscal year. In 2005, that limit was 1,000 shares. Each of the Named Executive Officers purchased 1,000 shares at $5.32 per share during 2005.
Deferred Compensation. The Company has established a deferred compensation plan, in which the top three executives are eligible to

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participate. Prior to 2004, the Company made contributions to the deferred compensation plan, subject to the limits of employer contributions under defined contribution plans. Matching contributions to the deferred compensation plan were discontinued in 2004.
Long-Term Care Insurance. Beginning in 2004, the Company agreed to pay premiums on long-term care insurance for the three top executives and their spouses in lieu of matching contributions to the deferred compensation plan. The insurance policies provide for payment of premiums over a ten-year period. In the event of a change in control, the premiums for any remaining portion of the ten-year period are to be paid in full by the Company. In 2005, the aggregate amount of these premiums for the three executive officers was $29,199.
Chief Executive Officer’s Compensation. The Compensation Committee determines Mr. Ekstrand’s compensation package in accordance with the methodology described above. In evaluating and setting the Chief Executive Officer’s target annual compensation, the committee reviews RCC’s business and financial performance, considering such factors as sales, earnings, customer growth, and market share, as well as RCC’s progress with respect to its long-term goals and strategies. The Committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon a consideration of all of these factors.
      For fiscal 2005, the Compensation Committee recommended that the Chief Executive Officer’s salary remain at $518,000, based upon its evaluation of the state of the national economy, the low inflation rate, and the downturn in the wireless industry as a whole.
      As noted above, because a portion of the goals for fiscal 2005 was not achieved, Mr. Ekstrand’s bonus of $407,264 reflects such partial achievement. In addition, in 2005, Mr. Ekstrand was granted 12,000 shares of restricted stock, which will vest in January 2010, provided that the Company meets certain financial goals (subject to earlier vesting upon termination of employment, other than voluntarily or for cause, or a change in control). Mr. Ekstrand also is the beneficiary of a long-term care insurance policy covering him and his spouse, for which the Company pays the premiums. The premium in fiscal 2004 was $12,320. The Committee also considered the long-term service of Mr. Ekstrand to the Company and has agreed to allow Mr. Ekstrand and his spouse to continue participation in the Company’s employee health insurance program after his retirement upon the same terms and conditions as if he were still employed.
Tax Deductibility under Section 162(m). Section 162(m) of the Internal Revenue Code imposes an annual deduction limitation of $1.0 million on the compensation of certain executive officers of publicly held companies. The Compensation Committee considered the impact of this limitation on RCC and determined that it would be in the best interests of RCC to preserve the tax deduction for compensation paid to the chief executive officer and other Named Executive Officers to the extent possible consistent with RCC’s executive compensation program. Accordingly, based on the recommendation of the Compensation Committee, we have adopted a management incentive plan, which was approved by the shareholders, in order to provide for compensation that meets the requirements of Section 162(m). The Committee also believes that there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not the compensation is fully deductible.

Paul J. Finnegan, Chair	James V. Continenza	George W. Wikstrom
Members of the Compensation Committee

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Stock Performance Graph
The following graph compares the cumulative total shareholder return on our common stock for the period beginning December 31, 2000 through December 31, 2005, with the cumulative total returns of the Standard & Poor’s Corporation (“S&P”) 500 Stock Index, and a peer group index consisting of six publicly held wireless companies. The comparison assumes $100 was invested in our common stock and in each index at the beginning of the comparison period and reinvestment of dividends.
      Our peer group consists of Alltel Corporation, Centennial Communications Corp., Dobson Communications Corporation, Leap Wireless International, Inc., Suncom Wireless Holdings, Inc. (formerly Triton PCS Holdings, Inc.), and United States Cellular Corporation. AT&T Wireless Services, Inc., Sprint Corp. PCS Group, and Western Wireless Corporation, which were included in prior years, were no longer separate entities at the end of 2005.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG RURAL CELLULAR CORPORATION,
THE S&P 500 INDEX AND A PEER GROUP

*	$100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.
Copyright G 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

	Cumulative Total Return

	12/00	12/01	12/02	12/03	12/04	12/05

RURAL CELLULAR CORPORATION	100.00	75.11	2.87	26.84	21.67	50.79
S & P 500	100.00	88.12	68.64	88.33	97.94	102.75
PEER GROUP	100.00	92.19	68.10	68.66	85.21	100.35
Certain Transactions
Rural Cellular Corporation and its security holders and their respective affiliates engage in a variety of transactions between or among each other in the ordinary course of their respective businesses. In accordance with rules of The Nasdaq Stock Market, such transactions are reviewed and approved by the audit committee.
Transactions with Security Holders
We have entered into various arrangements with our shareholders or their affiliates. Arrangements involving shareholders or their affiliates that beneficially own more than 5% of any class of our stock and in which total payments for all of these arrangements exceeded $60,000 in fiscal 2005 are described below. Except as may be otherwise indicated below, we anticipate that amounts paid or earned in 2006 will be similar to the 2005 amounts.
Leases, Interconnection Service, and Agency Agreements. We have arrangements with several of our shareholders for cell site leases, interconnection service agreements, and agent sales agreements. We currently lease office space in Detroit Lakes, Minnesota, from an affiliate of Arvig Enterprises, Inc. In addition, several of our shareholders and their affiliates serve as agents for the sale of our cellular and paging services.

•	During 2005, we paid $880,783 to Arvig Enterprises, Inc. and its affiliates for all services. Arvig Enterprises, Inc. is the beneficial owner of more than 5% of our outstanding Class B Common Stock. Don C. Swenson, one of our directors, chairman of our audit committee, and former member of our compensation committee, serves as a director of Arvig Enterprises, Inc. and had served as director of operations for Arvig Communications, Inc., an affiliate of Arvig Enterprises, Inc., from 1981 until his retirement in 2001.
•	During 2005, we paid $119,954 to Garden Valley Telephone Co. and its affiliates, which beneficially own more than 5% of our outstanding Class B Common Stock, for all services.
•	During 2005, we paid $31,251 to Telephone and Data Systems, Inc. and its affiliates, which beneficially own, in the aggregate, more than 5% of our Class A and Class B Common Stock, for all services.
Roaming Arrangements. We have roaming agreements with United States Cellular Corporation, a subsidiary of Telephone and Data Systems, Inc. Under the roaming agreements, we pay for service provided to our customers in areas served by United States Cellular Corporation and receive payment for service provided to customers of United States Cellular Corporation in our cellular service areas. We negotiated the rates of reimbursement with United States Cellular Corporation, and the rates reflect those charged by all carriers. Roaming charges are passed through to the customer. During 2005, charges to our customers for services provided by United States Cellular Corporation totaled $1,933,176, and charges by us to customers of United States Cellular Corporation totaled $3,358,754.

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Cellular and Paging Service and Equipment. Several of our shareholders are customers for our cellular and paging services and, in connection therewith, also purchase or lease cellular telephones and pagers from us. During 2005, Arvig Enterprises, Inc. and its affiliates were billed $93,254, and Garden Valley Telephone Co. was billed $24,119 for these services and equipment.
Employment with RCC. Dean Revering, the son of George M. Revering, one of our directors and a member of our audit committee, is one of our sales managers and received $69,312 in compensation in 2005. He is not an executive officer and does not reside in the same household as Mr. Revering.
Other Matters
The Board of Directors is not aware that any matter other than those described in the Notice will be presented for action at the annual meeting. If, however, other matters do properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the proxied shares in accordance with their best judgment on such matters.
Shareholder Proposals for 2007 Annual Meeting
Our 2007 Annual Meeting of Shareholders is expected to be held on or about May 25, 2007, and proxy materials in connection with that meeting are expected to be mailed on or about April 7, 2007. In order to be included in our proxy materials for the 2007 Annual Meeting, shareholder proposals prepared in accordance with the proxy rules must be received by us on or before December 19, 2006.
      Under our bylaws, for business to be properly brought before the 2007 Annual Meeting, a shareholder must give notice in writing to the Secretary of RCC no later than April 5, 2007. Any proposal not submitted by such date will not be considered at the 2007 Annual Meeting.
      In addition, pursuant to Rule 14a-4 under the Exchange Act, if we receive notice of a proposal on or after April 5, 2007, under Rule 14a-4, the persons named in the proxy solicited by our Board of Directors for the 2007 Annual Meeting may exercise discretionary voting power with respect to such proposal.
Copies of Report on Form 10-K
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission, accompanies the Notice of Annual Meeting and Proxy Statement.
It is important that Proxies be returned promptly. Shareholders are urged to sign, date, and forward the Proxy by return mail.
BY ORDER OF THE BOARD OF DIRECTORS
Ann K. Newhall
Secretary

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Rural Cellular Corporation
2006 Omnibus Incentive Plan
Effective May __, 2006

Rural Cellular Corporation
2006 Omnibus Incentive Plan
Article 1. Establishment, Purpose, and Duration
     1.1     Establishment. Rural Cellular Corporation, a Minnesota corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Rural Cellular Corporation 2006 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.
     This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.
     This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.
     1.2     Purpose of this Plan. The purpose of the Rural Cellular Corporation 2006 Omnibus Incentive Plan is to enable Rural Cellular Corporation, its Subsidiaries, and/or Affiliates to attract, retain, and reward Employees, Directors, and Third Party Service Providers and to strengthen the mutuality of interests between such individuals and the Company’s shareholders, by offering such individuals equity-based incentives.
     1.3     Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board or (b) the Effective Date.
Article 2. Definitions
     Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
2.1	“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2	“Annual Award Limit” or “Annual Award Limits” shall have the meaning set forth in Section 4.3.

2.3	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4	“Award Agreement” means either (i) an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.8	“Change in Control” means the happening of any of the following:
(a)     A majority of the directors of the Company elected by the holders of Company’s Common Stock shall be persons other than persons:
(i)     for whose election proxies shall have been solicited by the Board, or
(ii)     who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,
(b)     30% or more of the outstanding voting stock of the Company is acquired or beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, or any successor rule thereto) by any person (other than the Company or a subsidiary of the Company) or group of persons acting in concert (other than the acquisition and beneficial ownership by a parent corporation or its wholly-owned subsidiaries, as long as they remain wholly-owned subsidiaries, of 100% of the outstanding voting stock of the Company as a result of a merger which complies with paragraph (c)(i)(B) hereof in all respects), or
(c)     The consummation of:
(i)     a merger or consolidation of the Company with or into another entity other than
(A)     a merger or consolidation with a subsidiary of the Company, or
(B)     a merger in which the persons who were the beneficial owners, respectively, of the outstanding Common Stock and outstanding voting stock of the Company immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, a majority of, respectively, the then outstanding common stock and the then outstanding voting stock of the surviving entity or its parent entity, or
(ii)     an exchange, pursuant to a statutory exchange of shares of outstanding voting stock of the Company held by shareholders of the Company immediately prior to the exchange, of shares of one or more classes or series of outstanding voting stock of the Company for cash, securities, or other property, except for voting securities of a direct or indirect parent entity of the Company (after giving effect to the statutory share exchange) owning directly, or indirectly through wholly-owned subsidiaries, both beneficially and of record 100% of the outstanding voting stock of the Company immediately after the statutory share exchange if (i) the persons who were the beneficial owners, respectively, of the outstanding voting stock of the Company and the outstanding Common Stock of the Company immediately before such statutory share exchange own, directly or indirectly, immediately after the statutory share exchange a majority of, respectively, the voting power of the then outstanding voting securities and the then outstanding common stock (or comparable equity interest) of such parent entity, and (ii) all holders of any class or series of outstanding voting stock of the Company immediately prior to the statutory share exchange have the right to receive substantially the same per share consideration in exchange for their outstanding voting stock of the Company as all other holders of such class or series (except for those exercising statutory dissenters’ rights), or
(iii)     the sale or other disposition of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or
(d)	The approval by the shareholders of the Company of the liquidation or dissolution of the Company.
2.9	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10	“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.11	“Common Stock” means the Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, of the Company.

2.12	“Company” means Rural Cellular Corporation, a Minnesota corporation, and any successor thereto as provided in Article 20 herein.

2.13	“Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee prior to the earlier of (i) ninety (90) days after the beginning of the Performance Period or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.14	“Director” means any individual who is a member of the Board of Directors of the Company.

2.15	“Effective Date” has the meaning set forth in Section 1.1.

2.16	“Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.17	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.18	“Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the NASDAQ or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be the closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. In each case, the Committee shall determine Fair Market Value in a manner that satisfies the requirements of Code Section 409A and shall apply the definition of Fair Market Value consistently to the extent required by Code Section 409A. If Fair Market Value is a price other than the closing price of a Share on the most recent date on which Shares were publicly traded, the definition of FMV shall be specified in the Award Agreement.

2.19	“Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.20	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.21	“Insider” shall mean an individual who is, on the relevant date, an officer or a Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.22	“Nonemployee Director” means a Director who is not an Employee.

2.23	“Nonemployee Director Award” means any Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.24	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.25	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.26	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.27	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.28	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.29	“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award that does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.30	“Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.31	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.32	“Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.33	“Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.34	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.35	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.36	“Plan” means the Rural Cellular Corporation 2006 Omnibus Incentive Plan.

2.37	“Plan Year” means the calendar year.

2.38	“Prior Plans” means the Company’s 1995 Stock Compensation Plan and the Stock Option Plan for Nonemployee Directors.

2.39	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.40	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.41	“Share” means a share of Class A common stock of the Company, $.01 par value per share.

2.42	“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.43	“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.44	“Third Party Service Provider” means any consultant, agent, adviser, or independent contractor who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.
Article 3. Administration
     3.1     General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.
     3.2     Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Award Agreement, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including, without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.
     3.3     Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company and/or its Subsidiaries and Affiliates or to one or more agents or advisers such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or more of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) designate Third Party Service Providers to be recipients of Awards; and (c) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
Article 4. Shares Subject to this Plan and Maximum Awards
     4.1     Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for grant to Participants under this Plan (the “Share Authorization”) shall be:
(a)	1,000,000 Shares,

(b)	Plus:
(i)	*197,783 (#) Shares not issued or subject to outstanding awards under the Company’s Prior Plans as of the Effective Date and

(ii)	any Shares subject to *1,692,669 (#) outstanding awards as of the Effective Date under the Prior Plans that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares),

(iii)	up to an aggregate maximum of *1,890,452 (#) Shares.
(c)	The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be *2,890,452 Shares.

*	as of March 31, 2006
     4.2     Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Moreover, if the Option Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or repurchased Shares.
     4.3     Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:
(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be one hundred thousand (100,000).

(b)	SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be one hundred thousand (100,000).

(c)	Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be one hundred thousand (100,000) Shares.

(d)	Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may be awarded in any one Plan Year shall be one hundred thousand (100,000) Shares, or equal to the value of one hundred thousand (100,000) Shares determined as of the date of vesting.

(e)	Cash-Based Awards: The maximum aggregate amount awarded with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed the value of two million ($2,000,000) dollars determined as of the date of vesting.

(f)	Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be one hundred thousand (100,000) Shares.
     4.4     Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.
     The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The Committee shall not make any adjustment pursuant to this Section 4.4 that would prevent Performance-Based Compensation from satisfying the requirements of Code Section 162(m); that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Section 409A; or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
     Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44), subject to compliance with the rules under Code Sections 409A, 422 and 424, as and where applicable.
Article 5. Eligibility and Participation
     5.1     Eligibility. Individuals eligible to participate in this Plan include all Employees, Directors, and Third Party Service Providers.
     5.2     Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6. Stock Options
     6.1     Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). However, if a Participant provides services to an Affiliate and/or Subsidiary and not to the Company, the Participant may be granted an Option only to the extent that the Company qualifies as a “service recipient” with respect to the Participant for purposes of Code Section 409A (which generally requires that the Affiliate or Subsidiary be related to the Company through at least 50% common ownership or control, or, in certain circumstances, through at least 20% common ownership or control).
     6.2     Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.
     6.3     Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.
     6.4     Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee has the authority to grant Nonqualified Stock Options that have a term greater than ten (10) years.
     6.5     Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
     6.6     Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
     A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market);

(c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b) and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.
     Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
     Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.
     6.7     Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.
     6.8     Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.
     6.9     Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.
     6.10   Compliance with Section 409A. The Committee shall not extend the period to exercise an Option to the extent that the extension would cause the Option to become subject to Code Section 409A.
Article 7. Stock Appreciation Rights
     7.1     Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. However, if a Participant provides services to an Affiliate and/or Subsidiary and not to the Company, the Participant may be granted an SAR only to the extent that the Company qualifies as a “service recipient” with respect to the Participant for purposes of Code Section 409A (which generally requires that the Affiliate or Subsidiary be related to the Company through at least 50% common ownership or control, or, in certain circumstances, through at least 20% common ownership or control).

     Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.
     The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.
     7.2     SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.
     7.3     Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.
     7.4     Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
     7.5     Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.
     At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
     7.6     Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
     7.7     Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

     7.8     Compliance with Section 409A. The Committee shall not extend the period to exercise an SAR to the extent that the extension would cause the SAR to become subject to Code Section 409A.
Article 8. Restricted Stock and Restricted Stock Units
     8.1     Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.
     8.2     Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.
     8.3     Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.
     To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
     Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.
     8.4     Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:
     The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Rural Cellular Corporation 2006 Omnibus Incentive Plan and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Rural Cellular Corporation.

     8.5     Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
     8.6     Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
     8.7     Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.
     8.8     Compliance with Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit shall be paid in full to the Participant no later than the 15th day of the third month after the end of the first calendar year in which the Restricted Stock Unit is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Restricted Stock Unit is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are designed to satisfy the requirements of Section 409A.
Article 9. Performance Units/Performance Shares
     9.1     Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.
     9.2     Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.
     9.3     Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

     9.4     Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
     9.5     Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
     9.6     Compliance with Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Performance Share or Performance Unit shall be paid in full to the Participant no later than the 15th day of the third month after the end of the first calendar year in which the Performance Share or Performance Unit is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Performance Share or Performance Unit is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are designed to satisfy the requirements of Section 409A.
Article 10. Cash-Based Awards and Other Stock-Based Awards
     10.1     Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.
     10.2     Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
     10.3     Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

     10.4     Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.
     10.5     Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, be included in an agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
     10.6     Compliance with Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Cash-Based Award or Other Stock-Based Award shall be paid in full to the Participant no later than the 15th day of the third month after the end of the first calendar year in which the Cash-Based Award or Other Stock-Based Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Cash-Based Award or Other Stock-Based Award is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are designed to satisfy the requirements of Section 409A.
Article 11. Transferability of Awards
     11.1     Transferability of Incentive Stock Options. No ISO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under Article 6 shall be exercisable during his or her lifetime only by such Participant.
     11.2     All Other Awards. Except for Qualified Domestic Relations Orders or as provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Award granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all Awards granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant. With respect to those Awards (other than ISOs), if any, that are permitted to be transferred to another individual, references in this Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.
Article 12. Performance Measures
     12.1     Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:
(a)	Net earnings or net income (before or after taxes);
(b)	Earnings per share;

(c)	Net sales, revenue growth, or local service revenue;
(d)	Net operating profit;
(e)	Operating income;
(f)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);
(g)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
(h)	Earnings before or after taxes, interest, depreciation, and/or amortization (including adjusted EBITDA);
(i)	EBITDA margin
(j)	Gross or operating margins;
(k)	Productivity ratios;
(l)	Share price (including, but not limited to, growth measures and total shareholder return);
(m)	Expense targets;
(n)	Margins;
(o)	Operating efficiency;
(p)	Market share;
(q)	Customer satisfaction;
(r)	Working capital targets;
(s)	Capital expenditures;
(t)	Customer growth, net customer growth, or local service revenue growth; and
(u)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).
     Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures may be compared to the performance of a group of comparative companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (l) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.
     12.2     Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
     12.3     Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.
     12.4     Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.
Article 13. Nonemployee Director Awards
     The Board or Committee shall determine all Awards to Nonemployee Directors. The terms and conditions of any grant to any such Nonemployee Director shall be set forth in an Award Agreement. The Company shall have the ability to grant a Nonemployee Director an Award under the Plan in lieu of cash compensation for services rendered by the Nonemployee Director.
Article 14. Dividend Equivalents
     Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Unless the Award Agreement provides otherwise, such dividend equivalents shall be paid to the Participant at least annually, not later than the 15th day of the third month following the end of the calendar year in which the dividend equivalents are credited (or, if later, the 15th day of the third month following the end of the calendar year in which the dividend equivalents are no longer subject to a substantial risk of forfeiture within the meaning of Code Section 409A). Any dividend equivalents that are accumulated and paid after the date specified in the preceding sentence shall be explicitly set forth in a separate arrangement that provides for the payment of the dividend equivalents at a time and in a manner that satisfies the requirements of Code Section 409A.
Article 15. Beneficiary Designation
     Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.
Article 16. Rights of Participants
     16.1     Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any

Participant’s employment or service on the Board or to the Company, its Affiliates and/or its Subsidiaries at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Third Party Service Provider for any specified period of time.
     Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
     16.2     Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
     16.3     Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
Article 17. Change of Control
     17.1     Treatment of Awards Upon a Change of Control. Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement:
(a)	Any and all Options and SARs granted hereunder shall become immediately exercisable;

(b)	Any Period of Restriction and restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse;

(c)	The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units, Performance Shares, and performance-based Cash-Based Awards shall be deemed to have been earned based on an assumed achievement of all relevant targeted performance goals as of the effective date of the Change of Control.
(i)	The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control and shall be paid out to Participants within thirty (30) days following the effective date of the Change of Control.

(ii)	Awards denominated in cash shall be paid to Participants in cash within thirty (30) days following the effective date of the Change of Control.

(d)	The Committee may, in its sole discretion, elect to pay out all Awards in cash in lieu of shares.
     17.2     Cash Out of the Awards. The Committee may, in its sole discretion: (i) determine that any or all outstanding Awards granted under the Plan, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a Share in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of Shares subject to such Award; provided that if such product is zero or less, the Awards may be canceled and terminated without payment therefor.
Article 18. Amendment, Modification, Suspension, and Termination
     18.1     Amendment, Modification, Suspension, and Termination. Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule; including, but not limited to, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended, and, if applicable, the New York Stock Exchange Listed Company Manual/the Nasdaq issuer rules.
     18.2     Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The Committee shall not make any adjustment pursuant to this Section 18.2 that would prevent Performance-Based Compensation from satisfying the requirements of Code Section 162(m); that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Section 409A; or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
     18.3     Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
     18.4     Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.
Article 19. Withholding
     19.1     Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
     19.2     Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
Article 20. Successors
     All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 21. General Provisions
     21.1     Forfeiture Events.
(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)	If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission of the financial document embodying such financial reporting requirement.
     21.2     Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
     21.3     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
     21.4     Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     21.5     Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
     21.6     Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:
(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national, state, or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
     21.7     Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     21.8     Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
     21.9     Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its

Affiliates, and/or its Subsidiaries operate or have Employees, Directors, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:
(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees and/or Directors, or Third Party Service Providers outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees and/or Directors or Third Party Service Providers outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
     Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
     21.10     Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
     21.11     Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
     21.12     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

     21.13     Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
     21.14     Deferred Compensation. If any Award would be considered deferred compensation as defined under Code Section 409A and would fail to meet the requirements of Code Section 409A, then such Award shall be null and void. However, the Committee may permit deferrals of compensation pursuant to the terms of a Participant’s Award Agreement, a separate plan, or a subplan which (in each case) meets the requirements of Code Section 409A. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, this Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A.
     21.15     Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
     21.16     No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.
     21.17     Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Minnesota, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Minnesota to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.
     21.18     Indemnification. Subject to requirements of Minnesota law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute.
     The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
     21.19     No Guarantee of Favorable Tax Treatment. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or foreign law. The Company shall not be liable to any Participant for any tax the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.
     21.20     Prior Plan Awards. Awards previously made under Prior Plans shall remain outstanding and in effect and the adoption of this Plan shall in no way modify such awards. However, Shares subject to outstanding awards under Prior Plans that cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares) may be added to the Share Authorization under this Plan as provided in Section 4.1 hereof.

ANNUAL MEETING OF SHAREHOLDERS
Thursday, May 25, 2006
10:00 a.m.
Holiday Inn of Alexandria
5637 Hwy 29 South
Alexandria, Minnesota

Rural Cellular Corporation P. O. Box 2000 Alexandria, Minnesota 56308-2000	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 25, 2006.
The shares of Class A Common Stock you hold in your account will be voted as you specify below.
If no choice is specified, the proxy will be voted “FOR” the election of all nominees as directors and “FOR”
Items 2 and 3.
By signing the proxy, you revoke all prior proxies and appoint Wesley E. Schultz and Ann K. Newhall, and each of them, with full power of substitution, to vote your shares of Class A Common Stock on the matters shown on the reverse side and on any other matters that may come before the Annual Meeting and all adjournments thereof.

See reverse side for voting instructions.

COMPANY #

There are two ways to vote your Proxy
Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed, and returned your Proxy Card.
VOTE BY INTERNET — http://www.eproxy.com/rccc/ — QUICK ««« EASY ««« IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on Wednesday, May 24, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions provided.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Rural Cellular Corporation, c/o Shareowner ServicesTM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Internet, please do not mail your Proxy Card.
ò     Please detach here     ò

1.	ELECTION OF TWO DIRECTORS (CLASS III) TO SERVE A TERM OF THREE YEARS: 01 Richard P. Ekstrand 02 George W. Wikstrom
(Instructions: To withhold authority to vote for any individual nominee, write the number(s) in the box provided to the right.)
2.	APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY’S 2006 FISCAL YEAR.
3.	APPROVAL OF OMNIBUS INCENTIVE PLAN.

☐	FOR all nominees listed (except as marked to the contrary below):	☐	WITHHOLD AUTHORITY to vote for all nominees listed.

☐	For	☐	Against	☐	Abstain

☐	For	☐	Against	☐	Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, FOR EACH NOMINEE
LISTED ABOVE AND FOR PROPOSAL NOS. 2 AND 3.

Address Change? Mark Box Indicate changes below:	☐	I Plan to Attend the Meeting	☐

Date

Signature(s) exactly as your name appears hereon (Note: Executors, guardians, trustees, etc. should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.)

ANNUAL MEETING OF SHAREHOLDERS
Thursday, May 25, 2006
10:00 a.m.
Holiday Inn of Alexandria
5637 Hwy 29 South
Alexandria, Minnesota

Rural Cellular Corporation P. O. Box 2000 Alexandria, Minnesota 56308-2000	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 25, 2006.
The shares of Class B Common Stock you hold in your account will be voted as you specify below.
If no choice is specified, the proxy will be voted “FOR” the election of all nominees as directors and “FOR”
Items 2 and 3.
By signing the proxy, you revoke all prior proxies and appoint Wesley E. Schultz and Ann K. Newhall, and each of them, with full power of substitution, to vote your shares of Class B Common Stock on the matters shown on the reverse side and on any other matters that may come before the Annual Meeting and all adjournments thereof.

See reverse side for voting instructions.

COMPANY #

There are two ways to vote your Proxy.
Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.
VOTE BY INTERNET — http://www.eproxy.com/rccc/ — QUICK ««« EASY ««« IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on Wednesday, May 24, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions provided.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Rural Cellular Corporation, c/o Shareowner ServicesTM, P.O. Box 64873, St. Paul, MN 55164-0873.

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1.	ELECTION OF TWO DIRECTORS (CLASS III) TO SERVE A TERM OF THREE YEARS: 01 Richard P. Ekstrand 02 George W. Wikstrom

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) in the box provided to the right.)
2.	APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY’S 2006 FISCAL YEAR.
3.	APPROVAL OF THE OMNIBUS INCENTIVE PLAN.

☐	FOR all nominees listed (except as marked to the contrary below):	☐	WITHHOLD AUTHORITY to vote for all nominees listed.

☐	For	☐	Against	☐	Abstain

☐	For	☐	Against	☐	Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, FOR EACH NOMINEE
LISTED ABOVE AND FOR PROPOSAL NOS. 2 AND 3.

Address Change? Mark Box Indicate changes below:	☐	I Plan to Attend the Meeting	☐

Date

Signature(s) exactly as your name appears hereon (Note: Executors, guardians, trustees, etc. should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.)